Exhibit 10.4

  Amended 9/28/01
 Amended 12/16/02
 Amended 3/11/05
 Amended 2/17/06
 Amended 12/5/08
AMENDED TO REFLECT 2-for-1 STOCK SPLIT EFFECTIVE 3/11/05 & 2/17/06

AETNA INC.
2000 STOCK INCENTIVE PLAN

SECTION 1.	PURPOSE.

The purposes of this Plan are to promote the interests of the Company and its shareholders, and further align the interests of shareholders and Participants by:

(i)  motivating Participants through Awards tied to total return to shareholders (i.e., stock  price appreciation and dividends);

(ii)  attracting and retaining outstanding individuals as Participants;

(iii)  enabling Participants to acquire additional equity interests in the Company;

(iv)  providing compensation opportunities dependent upon the Company's performance relative to its competitors and changes in its own performance over time; and

(v)  providing for the grant of Adjusted Options in connection with the transactions under the Merger Agreement pursuant to which the Company ceased to be a wholly-owned subsidiary of Aetna, Inc., a Connecticut corporation (the “Former Parent”).

SECTION 2.	DEFINITIONS.

“ADJUSTED OPTION” shall mean an Option which is granted under Section 10 in substitution for an outstanding option previously granted by the Former Parent.

“AFFILIATE” shall mean any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

“AWARD” shall mean an Adjusted Option and any other grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 13(b).

“BOARD” shall mean the Board of Directors of the Company.

“CAUSE” shall mean (i) the willful failure by the Participant to perform substantially the Participant’s duties as an employee of the Company (other than due to physical or mental illness) after reasonable notice to the Participant, (ii) the Participants engaging in serious misconduct that is injurious to the Company, any Subsidiary or any Affiliate, (iii) the Participants having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony, (iv) the breach by the Participant of any written covenant or agreement not to compete with the Company, any Subsidiary or any Affiliate or (v) the breach by the Participant of his or her duty of loyalty to the Company which shall include, without limitation, (A) the disclosure by the Participant of any confidential information pertaining to the Company, any Subsidiary or any Affiliate, (B) the harmful interference by the Participant in the business or operations of the Company, any Subsidiary or any Affiliate, (C) any attempt by the Participant directly or indirectly to induce any employee, insurance agent, insurance broker or broker-dealer of the Company, any Subsidiary or any Affiliate to be employed or perform services elsewhere, (D) any attempt by the Participant directly or indirectly to solicit the trade of any customer or supplier, or prospective customer or supplier, of the Company or (E) any breach or violation of the Companys Code of Conduct.
“CODE” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

"COMMITTEE" shall mean a committee of the Board as may be designated by the Board to administer the Plan, which, to the extent necessary to comply with Section 16 of the Exchange Act and Section 162 (m) of the Code, shall consist of at least two directors of the Company chosen by the Board each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m).

“COMMON STOCK” shall mean the common stock, $.01 par value, of the Company.

“COMPANY” shall mean Aetna Inc., a Pennsylvania corporation.

“ELIGIBLE EMPLOYEE” shall mean each employee of the Company, its Subsidiaries or its Affiliates, but shall not include directors who are not employees of such entities; provided that, in the case of the Adjusted Options, the term Eligible Employee shall mean each person who is eligible to receive an Adjusted Option.  Any individual the Company designates as, or otherwise determines to be, an independent contractor shall not be considered an Eligible Employee, and such designation or determination shall govern regardless of whether such individual is ultimately determined to be an employee pursuant to the Code or any other applicable law.

"EMPLOYMENT" shall mean, for purposes of determining whether a termination of employment has occurred under the Plan, continuous and regular salaried employment with the Company, a Subsidiary or an Affiliate, which shall include (unless the Committee shall otherwise determine) any period of vacation, any approved leave of absence or any salary continuation or severance pay period and, at the discretion of the Committee, may include service with any former Subsidiary or Affiliate of the Company. For this purpose, regular salaried employment means scheduled employment of at least 20 hours per week.

“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“EXECUTIVE OFFICER” shall mean those persons who are officers of the Company within the meaning of Rule 16a-l(f) of the Exchange Act.

“FAIR MARKET VALUE” shall mean on any date, with respect to a share of Common Stock, the closing price of a share of Common Stock as reported by the Consolidated Tape of New York Stock Exchange Listed Shares on such date, or, if no shares were traded on such Exchange on such date, on the next date on which the Common Stock is traded.

“FUNDAMENTAL CORPORATE EVENT” shall mean any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

“INCENTIVE STOCK” shall mean an Award of Common Stock granted under Section 7 which may become vested and nonforfeitable upon the passage of time and/or the attainment, in whole or in part, of performance objectives determined by the Committee.

“INCENTIVE STOCK OPTION” shall mean an option which is intended to meet the requirements of Section 422 of the Code.

“INCENTIVE UNIT” shall mean an Award of a contractual right granted under Section 7 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of the Common Stock) which may become vested and nonforfeitable upon either the passage of time and/or the attainment, in whole or in part, of performance objectives determined by the Committee.

“MERGER AGREEMENT” shall mean the Agreement and Plan of Restructuring and Merger among ING America Insurance Holdings, Inc., ANB Acquisition Corp., the Former Parent and for limited purposes only, ING Groep N.V., dated as of July 19, 2000.

“MERGER DATE” shall mean the date of the closing of the transactions contemplated by the Merger Agreement.

“NONSTATUTORY STOCK OPTION” shall mean an Option which is not intended to be an Incentive Stock Option.

“OPTION” shall mean the right granted under Section 5 to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions as this Plan and the Committee shall impose, and shall include both Incentive Stock Options and Nonstatutory Stock Options.

“OTHER STOCK-BASED AWARD” shall mean any right granted under Section 8.

“PARTICIPANT” shall mean an Eligible Employee who is selected by the Committee to receive an Award under the Plan and any recipient of an (i) Adjusted Option granted under Section 10 or (ii) Substitute Award as contemplated under Section 4(c).

“PLAN” shall mean the Aetna Inc. 2000 Stock Incentive Plan, described herein, and as may be amended from time to time.

“PRIOR PLAN” shall mean, collectively, the Aetna Inc. 1996 Stock Incentive Plan and the Aetna Inc. 1998 Stock Incentive Plan.

“RESTRICTED PERIOD” shall mean the period during which a grant of Incentive Stock or Incentive Units is subject to forfeiture.

“SECTION 409A” shall mean Section 409A of the Code and the regulations issued thereunder, as may be amended from time to time.

“STOCK APPRECIATION RIGHT” shall mean a right granted under Section 6.

“SUBSIDIARY” shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

“SUBSTITUTE AWARDS” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

SECTION 3.        ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have the responsibility of construing and interpreting the Plan and of establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by applicable law, be within its absolute discretion (except as otherwise specifically provided herein) and shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards, if any, to be granted to an Eligible Employee: (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards: (iv) determine the terms and conditions of any Award: (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances, cash, Common Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee: (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan: and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan  (including authorizing another committee of the Board to designate Participants or make Awards under the Plan within limits prescribed by the Committee).

SECTION 4.        SHARES AVAILABLE FOR AWARDS.

(a)  Shares Available for Issuance. The maximum number of shares of Common Stock in respect of which Awards may be made under the Plan shall be a total of 7,000,000 shares of Common Stock plus (i) the number of shares of Common Stock to be delivered upon exercise of the Adjusted Options and (ii) the number of shares required to satisfy any outstanding incentive unit awards under the Prior Plan. Notwithstanding the foregoing, but subject to the provisions of Section 4(b), in no event shall the number of shares of Common Stock issued under the Plan with respect to (x) Incentive Stock Options exceed 5,000,000, (y) Incentive Stock or Incentive Units exceed 2,235,000 or (z) Other Stock-Based Awards exceed 1,000,000.  Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares held in the Companys treasury and not reserved for some other purpose. In the event that any Award is paid solely in cash, no shares shall be deducted from the number of shares available for issuance by reason of such Award. Shares of Common Stock subject to Awards that are forfeited, terminated, canceled or settled without the delivery of Common Stock under the Plan will again be available for Awards under the Plan, as will (A) shares of Common Stock tendered (either actually or by attestation) to the Company in satisfaction or partial satisfaction of the exercise price of any Award under either the Plan and (B) shares of Common Stock repurchased on the open market with remittances from the exercise of options granted under the Plan (including authorizing another Committee of the Board to designate Participants or make Awards under the Plan within limits prescribed by the Committee). (As of 3/11/05  the remaining shares available for issuance were adjusted  to reflect the Company’s 2-for-one stock split.) ( As of 2/17/06 the remaining shares available for issuance were adjusted to reflect the Company’s 2-for-one stock split.)

(b)  Adjustment for Corporate Transactions.  In the event that the Committee shall determine that any Fundamental Corporate Event affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee shall, in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Awards under the Plan, (ii) the number and kinds of shares subject to outstanding Awards and (iii) the grant, exercise or conversion price with respect to any of the foregoing. Additionally, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award; to the extent such an Award constitutes “deferred compensation” within the meaning of Section 409A, no such provision shall change the timing or form of payment of such Award unless such change is permitted under Section 409A.  However, the number of shares subject to any Award shall always be a whole number.

(c)  Substitute Awards. Any shares of Common Stock underlying Substitute Awards shall not, except in the case of shares with respect to which Substitute Awards are granted to Participants who are officers or directors of the Company for purposes of Section 16 of the Exchange Act or any successor section thereto, be counted against the Shares available for Awards under the Plan.

SECTION 5.        STOCK OPTIONS.

(a)  Grant.  Subject to the provisions of the Plan, the Committee shall have the authority to grant Options to an Eligible Employee and to determine (i) the number of shares to be covered by each Option, (ii) subject to Section 5(b), the exercise price of the Option and (iii) the conditions and limitations applicable to the exercise of the Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Options (i) for more than 3,200,000 shares of Common Stock in respect of any year in which the Plan is in effect, as such number may be adjusted pursuant to Section 4(b). In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code and the regulations thereunder.

(b)  Exercise Price.  Except in the case of Adjusted Options, Substitute Awards or Options granted in lieu of payment for compensation earned by an Eligible Employee of the Company, the exercise price of an Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c)  Exercise.  Each Option shall be exercised at such times and subject to such-terms and conditions as the Committee may specify at the time of the applicable Award or thereafter. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made in cash or its equivalent or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest or which, in the case of Incentive Stock, are fully vested) either actually or by attestation, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to such exercise price.

(d)  Incentive Stock Option Annual Limit.  The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year (counting Incentive Stock Options under this Plan and under any other stock option plan of the Company or a subsidiary) shall not exceed $100,000.  If an Option intended to be an Incentive Stock Option is granted to an Eligible Employee and the Option may not be treated in whole or in part as an Incentive Stock Option pursuant to the $100,000 limitation, the Option shall be treated as an Incentive Stock Option to the extent it may be so treated under the limitation and as a Nonstatutory Stock Option as to the remainder.  For purposes of determining whether an Incentive Stock Option would cause the limitation to be exceeded, Incentive Stock Options shall be taken into account in the order granted.  The annual limit set forth above shall not apply to Nonstatutory Stock Options.

SECTION 6.        STOCK APPRECIATION RIGHTS.

(a)  Grant of Stock Appreciation Rights.  The Committee shall have the authority to grant Stock Appreciation Rights in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Notwithstanding the foregoing, in no event shall the Committee grant any Participant Stock Appreciation Rights (i) for more than 2,000,000 shares of Common Stock in respect of any year in which the Plan is in effect, as such number may be adjusted pursuant to Section 4(b) and (ii) with a term exceeding 10 years (or the term of the underlying Incentive Stock Option in the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option).  Stock Appreciation Rights granted in tandem with an option may be granted either at the same time as the Option or at a later time.

(b)  Exercise Price.  The exercise price of an SAR shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the SAR was granted; provided that if an SAR is granted retroactively in tandem with or in substitution for an Option, the exercise price may be the exercise price of the Option to which it is related.

(c)  Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price thereof. The Committee shall determine the time or times at which or the event or events (including, without limitation, a change of control) upon which a Stock Appreciation Right may be exercised in whole or in part, the method of exercise and whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock; provided, however, that unless otherwise specified by the Committee at or after grant, a Stock Appreciation Right granted in tandem with an Option shall be exercisable at the same time or times as the related option is exercisable.

SECTION 7.        INCENTIVE AWARDS.

(a)  Incentive Stock and Incentive Units.  Subject to the provisions of the Plan, the Committee shall have the authority to grant time vesting and/or performance vesting Incentive Stock or Incentive Units to any Eligible Employee and to determine (i) the number of shares of Incentive Stock and the number of Incentive Units to be granted to each Participant and (ii) the other terms and conditions of such Awards; provided that, to the extent necessary to comply with applicable law, Incentive Stock shall only be awarded to an Eligible Employee who has been employed for such minimum period of time as shall be determined by the Committee. The Restricted Period related to Incentive Stock or Incentive Units shall lapse upon the passage of time and/or the determination by the Committee that the performance objectives established by the Committee have been attained, in whole or in part. The maximum number of shares of Common Stock that may be subject to any performance-based Awards of Incentive Stock and Incentive Units (whether payable in cash or shares) granted to an Executive Officer with respect to a Restricted Period shall not exceed 2,000,000 shares, as such number may be adjusted pursuant to Section 4(b). The performance objectives with respect to an Award made to an Executive officer shall be related to at least one of the following criteria, which may be determined solely by reference to the performance of the Company, a Subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income, (ii)

earnings before income taxes, (iii) earnings per share, (iv) return on shareholders equity, (v) expense management, (vi) profitability of an identifiable business unit or product, (vii) ratio of claims to revenues, (viii) revenue growth, (ix) earnings growth, (x) total shareholder return, (xi) cash flow, (xii) return on assets, (xiii) pretax operating income, (xiv) net economic profit (operating earnings minus a charge for capital), (xv) customer satisfaction, (xvi) provider satisfaction, (xvii) employee satisfaction, (xviii) quality of networks, (xix) strategic innovation or (xx) any combination of the foregoing.

(b)  Certificates.  Any certificates issued in respect of Incentive Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period with respect to any award of Incentive Stock, unless otherwise forfeited, the Company shall deliver such certificates to the Participant or to the Participants legal representative. Payment for Incentive Stock Units shall be made by the Company in shares of Common Stock, cash or in any combination thereof, as determined by the Committee.

SECTION 8.        OTHER STOCK-BASED AWARDS.

The Committee shall have authority to grant to eligible Employees an "Other Stock-Based Award", which shall consist of any right which is (i) not an Award described in Sections 5 through 7 above and (ii) an Award of Common Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 under the Exchange Act and applicable law. Subject to the terms of the Plan and any applicable award agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 9.        DIVIDENDS AND DIVIDEND EQUIVALENTS.

The Committee may provide that any Award shall include dividends or dividend equivalents, payable in cash, Common Stock, securities or other property on a current or deferred basis, including payment contingencies.

SECTION 10.      ADJUSTED OPTIONS.

Effective as of the Merger Date, holders of options to purchase shares of common stock of the Former Parent may in substitution thereof, to the extent determined by the committee administering the Prior Plan and the Committee, be granted an option to purchase Common Stock in accordance with the provisions of the Merger Agreement and the Exhibits thereto.  Except as modified by the Merger Agreement, such options shall be governed by the terms of the incentive plans and award agreements under which they were originally granted, which terms are incorporated herein by reference.

SECTION 11.      STOCK IN LIEU OF CASH.

The Committee may grant Awards in lieu of all or a portion of compensation or an Award otherwise payable in cash to an Executive officer pursuant to any bonus or incentive compensation plan of the Company.

If shares are issued in lieu of cash, the number of shares of Common Stock to be issued shall be the greatest number of whole shares which has an aggregate Fair Market Value on the date the cash would otherwise have been payable pursuant to the terms of such other plan equal to or less than the amount of such cash.

SECTION 12.      DEFERRAL.

The Committee shall have the discretion to determine whether, to what extent, and under what circumstances cash, shares of Common Stock, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.  The timing of the election to defer any elective deferral shall comply with Section 409A.  At the time of any automatic or elective deferral, the time and form of payment shall be established consistent with the requirements of Section 409A.  If the time or form of payment is not so established, the form of payment shall be a lump sum and the time of payment shall be the date the Participant experiences a “separation from service” within the meaning of Section 409A.  Gains from the exercise of Options and Stock Appreciation Rights shall not be eligible for automatic or elective deferral.

SECTION 13.      GENERAL PROVISIONS.

(a)  Withholding.  The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to use shares of Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

(b)  Award Agreement.  Each Award hereunder shall be evidenced in writing. The written agreement shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

(c)  Nontransferability.  Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participants immediate family or to a trust or similar vehicle for the benefit of such immediate family members (collectively, the "Permitted Transferees"), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participants lifetime only by such Participant or, if applicable, the Permitted Transferees or the Participants legal representative.

(d)  No Right to Employment.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. Further, the Company and each Subsidiary and Affiliate expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

(e)  No Rights to Awards, No Shareholder Rights.  No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any shares of Common Stock to be issued under the Plan prior to the issuance thereof.

(f)  Construction of the Plan.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Connecticut.

(g)  Effective Date.  Subject to the approval of the Companys shareholders and the shareholders of the Former Parent, the Plan shall be effective on the Merger Date.

(h)  Amendment or Termination of Plan.  The Board or the Committee may terminate or suspend the Plan at any time, but the termination or suspension will not adversely affect any vested Awards then outstanding under the Plan. No Award may be granted under the Plan after November 30, 2010 or such earlier date as the Plan is terminated by action of the Board or the Committee, The Plan may be amended or terminated at any time by the Board, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply; and, provided further, that, except with respect to any action or adjustment taken in connection with a Fundamental Corporate Event, any amendment or action to reduce the exercise price of any option previously granted under the Plan shall be subject to the approval of the Companys shareholders. The Committee may amend the term of any Award or Option granted, retroactively or prospectively, but no amendment may adversely affect any vested Award or Option without the holders consent.

(i)  Compliance with Legal and Exchange Requirements.  The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligations or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

(j)  Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

(k)  Incapacity.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such persons guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company and all other parties with respect thereto.

(1)  Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

(m)  Compliance with Section 409A.  Stock Options, Stock Appreciation Rights and Incentive Stock granted under the Plan are intended to be exempt from the requirements of Section 409A.  All other Awards, including Incentive Units granted under the Plan are intended to be either exempt from the requirements of Section 409A as short-term deferrals or, if not exempt, to satisfy the requirements of Section 409A.  The provisions of the Plan and any Awards granted under the Plan shall be construed in a manner consistent with such intent.  In addition, notwithstanding any other provision of this Plan or an Award agreement to the contrary, the Company will not pay or accelerate the payment of any amount that constitutes “deferred compensation” within the meaning of Section 409A, in violation of Section 409A.  To the extent any amount of “deferred compensation” as defined in Section 409A would otherwise vest and become payable upon a Change in Control or upon a Disability, as set forth herein or in an Award agreement, any such Award may vest but payment shall not be accelerated unless the Change in Control or the Disability also satisfies the definition of change in control or disability as set forth in Section 409A.

Any amount that constitutes “deferred compensation” within the meaning of Section 409A and is payable under the Plan solely by reason of a Participant’s termination of employment shall be payable only if the Participant has experienced a “separation from service” within the meaning of Section 409A, provided that if the Participant is a “specified employee” within the meaning of Section 409A at the time of such separation from service, as determined by the Company in accordance with Section 409A, no payments shall be made before the six-month anniversary of the Participant’s separation from service, at which time all payments that would otherwise have been made during such six-month period shall be paid to the Participant in a lump sum.